UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

NATIONSTAR MORTGAGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Highland Drive

Lewisville, Texas 75067

(Address of principal executive offices)

(469) 549-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On July 1, 2013, Nationstar Mortgage LLC (“Nationstar”), a Delaware limited liability company and an indirectly held, wholly-owned subsidiary of Nationstar Mortgage Holdings Inc., entered into a servicer advance financing facility (the “BofA Financing Facility”) through the execution of the following agreements and other related agreements:

• an indenture (the “BofA Facility Base Indenture”) between Nationstar Servicer Advance Receivables Trust 2013-BofA (the “BofA Facility Issuer”), Wells Fargo Bank, N.A., as indenture trustee (the “BofA Facility Indenture Trustee”), Nationstar, as administrator and as servicer, and Bank of America, N.A., as administrative agent;

• a series 2013-VF1 indenture supplement to the BofA Facility Base Indenture between the BofA Facility Issuer, the BofA Facility Indenture Trustee, Nationstar, as administrator and as servicer, and Bank of America, N.A., as administrative agent, pursuant to which the BofA Facility Issuer issued floating-rate variable funding asset-backed notes with a maximum funding amount of $2,000,000,000 to Bank of America, N.A.;

• a receivables pooling agreement between the BofA Facility Issuer and Nationstar Servicer Advance Facility Transferor, LLC 2013-BofA (the “BofA Facility Depositor”); and

• a receivables sale agreement between the BofA Facility Depositor and Nationstar.

In addition, on July 1, 2013, Nationstar entered into a servicer advance financing facility (the “CS Financing Facility”) through the execution of the following agreements and other related agreements:

• an indenture (the “CS Facility Base Indenture”) between Nationstar Servicer Advance Receivables Trust 2013-CS (the “CS Facility Issuer”), Wells Fargo Bank, N.A., as indenture trustee (the “CS Facility Indenture Trustee”), Nationstar, as administrator and as servicer, and Credit Suisse AG, New York Branch, as administrative agent;

• a series 2013-VF1 indenture supplement to the CS Facility Base Indenture between the CS Facility Issuer, the CS Facility Indenture Trustee, Nationstar, as administrator and as servicer, and Credit Suisse AG, New York Branch, as administrative agent, pursuant to which the CS Facility Issuer issued floating-rate variable funding asset-backed notes with a maximum funding amount of $2,500,000,000 to Credit Suisse AG, Cayman Islands Branch and Alpine Securitization Corp.;

• a receivables pooling agreement between the CS Facility Issuer and Nationstar Servicer Advance Facility Transferor, LLC 2013-CS (the “CS Facility Depositor”); and

• a receivables sale agreement between the CS Facility Depositor and Nationstar.

The collateral securing the notes issued pursuant to the BofA Financing Facility and the CS Financing Facility above consists primarily of rights to reimbursement for advances made by Nationstar (or its applicable predecessor (in most cases, Bank of America, N.A. or Bank of America, N.A.’s predecessor)) as the servicer of residential mortgage loans and the right to payment of various deferred servicing fees related to such residential mortgage loans. Each of the BofA Facility Issuer, the BofA Facility Depositor, the CS Facility Issuer and the CS Facility Depositor (collectively, the “Financing Facility SPVs”) is structured as a bankruptcy remote special purpose entity. Each Financing Facility SPV is the sole owner of its respective assets. Creditors of the Financing Facility SPVs (including the holders of the related notes) have no recourse to any assets or revenues of Nationstar other than to the limited extent contemplated by the documents related to such financing facilities. Creditors of Nationstar do not have recourse to any assets or revenues of the Financing Facility SPVs (other than, in the case of the BofA Facility Depositor and the CS Facility Depositor, to the extent of any beneficial interest in the BofA Facility Depositor and the CS Facility Depositor held by Nationstar). All of the equity interests in the BofA Facility Issuer are owned by the BofA Facility Depositor. All of the equity interests in the CS Facility Issuer are owned by the CS Facility Depositor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: July 8, 2013	By:	/s/ David Hisey
David Hisey Executive Vice President and Chief Financial Officer